SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2009

NATURAL BLUE RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	13-3134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): Datameg Corporation

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 19, 2009, Natural Blue Resources, Inc. (the "Company" or "NTUR") announced that on August 14, 2009 the Company’s wholly owned subsidiary of the same name (Natural Blue Resources, Inc., a Nevada corporation, hereinafter "NBR") completed the acquisition of Eco Wave, LLC ("Eco Wave").

Eco Wave holds the exclusive worldwide use and manufacturing license to patents for waste treatment and water purification for the intended use by the Company and its potential customers. The Licensor owns certain Patent Rights and Technology Rights related to Microwave Technology. The technology is currently in use in waste treatment plants and operating on a commerce scale.

 Eco Wave was purchased from Kaleida Eco Ventures, Inc., a Delaware corporation (the "Seller"). Two of our new directors, Samir Burshan and Daryl Kim, own a 25% interest (each) in the Seller.

Prior to the Company’s recent change of control, NBR agreed to issue to the Seller 4 million of its private common shares if and when the aforementioned sublicense was obtained from the Licensor. The sublicense having been obtained, the 4 million shares of NBR private common shares are being exchanged for 3,972,685 of the Company’s commons shares.

The exclusive sublicense contains a "Due Diligence" provision. Upon satisfaction of the "Due Diligence" provision and as "Additional Consideration,", the Company will pay Seller an additional 1,000,000 of its common shares, and in the event that the "Due Diligence" provision equals or exceeds 150%, the Company will pay an additional 1,000,000 of its common shares for a maximum of 2,000,000 common shares if "Due Diligence" is exceeded by 50% or more.

Item 9.01 Financial Statements and Exhibits

99.1 The Company Press Release dated August 19, 2009.

Natural Blue Resources, Inc. is a holding company. The Company’s wholly owned subsidiary of the same name is focused on developing affordable drinking water projects around the globe. The Company’s other wholly owned subsidiaries, Net Symphony Corporation and QoVox Corporation, design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). For more information on our subsidiaries, visit our website at (naturalblueresources.com) or (netsymphony.com).

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Blue Resources, Inc.

Dated: August 19, 2009	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer